Exhibit 5.1



October 19, 2006

Board of Directors
Simtek Corporation
4250 Buckingham Drive, #100
Colorado Springs, Colorado  80907

Re:  Simtek Corporation Registration Statement on Form S-1

Dear Gentlemen:

As counsel for Simtek Corporation, a Delaware corporation (the "Company"), we have examined the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission (the "SEC") with respect to the registration of 1,851,155 shares of its common stock, par value $0.0001 per share ("Common Stock"), of which: (i) 1,153,171 shares (the "PIPE Shares") were issued to Crestview Capital Master LLC, Straus Partners, LP, Straus GEPT Partners, LP, Big Bend XXVII Investments, L.P., SF Capital Partners Ltd., Renaissance Capital Growth & Income Fund III, Inc. ("Renn III"), Renaissance US Growth Investment Trust PLC ("RUSGIT"), US Special Opportunities Trust PLC (together with Renn III and RUSGIT, the "Original RENN Funds"), Premier RENN US Emerging Growth Fund Limited, Brian Alleman, Steven Hayes, John C. McComb, Brian Stein, Toni Stein, The A.J. Stein Family Trust and The A.J. Stein Family Partnership (collectively, the "PIPE Investors") pursuant to that certain Securities Purchase Agreement, dated September 21, 2006, by and among the Company and the PIPE Investors (the "Securities Purchase Agreement");
(ii) 172,981 shares are issuable upon the exercise of warrants granted to the PIPE Investors pursuant to the Securities Purchase Agreement (the "PIPE Warrants"); (iii) 25,003 shares are issuable upon the exercise of warrants granted to the Original RENN Funds on May 26, 2006 (the "May Warrants"); and
(iv) 500,000 shares are issuable upon the exercise of that certain Stock Purchase Warrant (the "June Warrant"), dated June 30, 2006, from the Company to Cypress Semiconductor Corporation.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.


    90 South Cascade Avenue, Suite 1300 Colorado Springs, Colorado 80903-1615
                        tel 719.473.3800 fax 719.633.1518


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Simtek Corporation
October 19, 2006
Page 2



We have also examined the Company's Certificate of Incorporation, Bylaws and the originals or copies certified to our satisfaction of certain corporate records and proceedings of the Company and such other certificates, instruments and documents as we deemed appropriate to enable us to render the opinion expressed below.

In all such examinations, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of and have made no independent investigation of, the statements made in the certificates and other statements or information of or from public officials and officers and representatives of the Company.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that: (a) the PIPE Shares issued to the PIPE Investors pursuant to the Securities Purchase Agreement are validly issued, fully paid and non-assessable; (b) when the PIPE Warrants are exercised and the exercise price paid in accordance with the terms of the PIPE Warrants, the shares of Common Stock issuable pursuant to the PIPE Warrants will be validly issued, fully paid and non-assessable; (c) when the May Warrants are exercised and the exercise price paid in accordance with the terms of the May Warrants, the shares of Common Stock issuable pursuant to the May Warrants will be validly issued, fully paid and non-assessable; and (d) when the June Warrant is exercised and the exercise price paid in accordance with the terms of the June Warrant, the shares of Common Stock issuable pursuant to the June Warrant will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws).


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Simtek Corporation
October 19, 2006
Page 3


We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement; provided, however, in giving this consent we do not admit we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

We express no opinion as to any matters not expressly set forth herein. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Sincerely,


/s/ HOLME ROBERTS & OWEN LLP